UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 8, 2010

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (I.R.S. Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
( 17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
( 17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2010, The Board of Directors of The Dow Chemical Company ("the Company") elected William H. Weideman Executive Vice President and Chief Financial Officer.

Weideman is 55 years old and joined Dow in 1976. Weideman holds a BS in Business Administration from Central Michigan University and has served in a variety of Accounting and Controller roles over his 30-year career with the Company. He was named Controller of Texas Operations in 1994, Global Business Controller for Specialty Chemicals in 1996, Global Finance Director for Performance Chemicals in 2000, Finance Vice President for Chemicals and Intermediates in 2004 and in 2006 was named Group Finance Vice President for Dow's Basic Chemicals and Plastics portfolio. He was appointed the Company's Corporate Controller in May 2006.

Weideman currently serves on the Board of Directors for The Dow Chemical Employees' Credit Union, Mid Michigan Medical Center and Family and Children's Services of Midland, Michigan. He also serves on the Central Michigan University Accounting Advisory Committee and Central Michigan University Development Board.

There is no arrangement or understanding between Mr. Weideman and any other person pursuant to which Mr. Weideman was elected as Executive Vice President and Chief Financial Officer of the Company. There are no transactions in which Mr. Weideman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:

Exhibit No.	Description

99	News Release - Dow Names William H. Weideman Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date:	March 8, 2010

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller

EXHIBIT INDEX
Exhibit No.	Description

99	News Release - Dow Names William H. Weideman Chief Financial Officer.